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Exhibit 99(a)(1)(iii)

        Notice of Guaranteed Delivery
For Tender of Shares of Common Stock
(Including the Associated Stock Purchase Rights)
of

LIVE NATION ENTERTAINMENT, INC.

at

$12.00 Net Per Share

pursuant to the offer to purchase dated February 1, 2010 by

LMC EVENTS, LLC,

a wholly-owned subsidiary of

LIBERTY MEDIA CORPORATION
(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
MARCH 2, 2010, UNLESS THE TENDER OFFER IS EXTENDED.

        As set forth in Section 2 ("Procedures for Tendering Shares") of the offer to purchase dated February 1, 2010 of LMC Events, LLC (the "offer to purchase"), this notice of guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the tender offer (as defined below) if:

  (a)
  certificates representing the shares of common stock, par value $.01 per share, of Live Nation Entertainment, Inc., a Delaware corporation ("Live Nation") (together with the associated stock purchase rights, the "Shares") are not immediately available or cannot be delivered to the depositary referred to below before the expiration date (as defined in Section 1 ("Terms of the Tender Offer; Proration") of the offer to purchase); or

  (b)
  the procedure for book-entry transfer cannot be completed on a timely basis; or

  (c)
  time will not permit all required documents to reach the depositary referred to below before the expiration date.

        This form, signed and properly completed, may be delivered by hand or by mail, or, in the case of eligible institutions, transmitted by facsimile transmission to the depositary so that it is received by the depositary before the expiration date. See Section 2 ("Procedures for Tendering Shares") of the offer to purchase.

        The Depositary for the Tender Offer is:

By First Class Mail:	By Facsimile (For Eligible Institutions only)	By Registered or Certified Mail, or Overnight Delivery:
Computershare Trust Company, N.A.	(617) 360-6810	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions		c/o Voluntary Corporate Actions
P.O. Box 43011	Confirmation of Facsimile	Suite V
Providence, RI 02940-3011	Transmissions by Telephone:	250 Royall Street
	(781) 575-2332	Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to LMC Events, LLC, upon the terms and subject to the conditions set forth in the offer to purchase dated February 1, 2010 (the "offer to purchase") and the related letter of transmittal (which, as they may be amended and supplemented from time to time, constitute the "tender offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 2 ("Procedures for Tendering Shares") of the offer to purchase. The shares of common stock, par value $.01 per share, of Live Nation Entertainment, Inc., together with the associated stock purchase rights are referred to as the "Shares."

Number of Shares:

Certificate No(s). (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es) including Zip Code:

Area Code and Telephone Number(s):

Signature(s):

Dated:	, 2010

If Shares will be tendered by book-entry transfer, check this box and provide the following information: ☐

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary either the certificates for all tendered Shares, in proper form for transfer, or a confirmation of book-entry transfer of such Shares into the depositary's account at the book-entry facility (as defined in the offer to purchase), in any such case together with a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof with any required signature guarantees, or an agent's message (as defined in the offer to purchase), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates for shares to the depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

AUTHORIZED SIGNATURE

Name:	(Please Type or Print)

Title:

Address including Zip Code:

Area Code and Telephone Number:

Dated:	, 2010

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99(a)(1)(iii)